UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2018 (August 15, 2018)

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 308-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On August 15, 2018, Kadmon Pharmaceuticals, LLC (the “Borrower”), an indirect wholly-owned subsidiary of Kadmon Holdings, Inc. (the “Company”), certain affiliates of the Company and Perceptive Credit Holdings, LP, as collateral representative and the lender (the “Lender”), entered into Amendment #5 to Credit Agreement and Amendment to Warrant Certificate (the “Fifth Amendment”), which amended the Credit Agreement, dated as of August 28, 2015 (the “2015 Credit Agreement”), by and among the Borrower, certain affiliates of the Company and the Lender. Under the terms of the Fifth Amendment, the maturity date of the Credit Agreement has been extended to July 1, 2020 and principal payments have been deferred until January 31, 2020. Beginning on January 31, 2020, equal principal payments of $750,000 per month will be due until the maturity date. Additionally, the parties amended certain covenants under the Credit Agreement, which, as amended, require the Company to meet certain developmental milestones by December 31, 2019.

The Fifth Amendment also amends the exercise price of warrants to purchase an aggregate of 529,413 shares of the Company’s common stock issued in connection with the 2015 Credit Agreement from $4.50 per warrant share to $3.30 per warrant share. As amended, if these warrants are exercised, the Company will receive approximately $1.7 million in proceeds. The Lender and its affiliates beneficially own more than 10% of the outstanding shares of the Company’s common stock.

The foregoing summary of the Fifth Amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Fifth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment # 5 to Credit Agreement and Amendment to Warrant Certificate, dated August 15, 2018, by and among Kadmon Pharmaceuticals, LLC, the guarantors from time to time party thereto, and Perceptive Credit Holdings, L.P., as collateral representative and lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: August 16, 2018	/s/ Konstantin Poukalov
Konstantin Poukalov
Executive Vice President, Chief Financial Officer